EXHIBIT 4.9


                               SECURITY AGREEMENT


        SECURITY AGREEMENT (this "Agreement"), dated as of November 18, 2005, by and among Summus, Inc., a Delaware corporation (the "Company"), and the secured parties signatory hereto and their respective endorsees, transferees and assigns (collectively, the "Secured Party"). If the Secured Party consists of two entities, then these entities shall act jointly when exercising any rights under this Agreement, and if the Secured Party consists of more than two entities, any rights of the Secured Party under this Agreement shall be exercised upon the action of Secured Parties holding a majority of the principal amount of the Debentures (as defined below) held by such entities.

                              W I T N E S S E T H:

        WHEREAS, pursuant to a Securities Purchase Agreement, dated the date hereof, between Company and the Secured Party (the "Purchase Agreement"), the Company has agreed to issue to the Secured Party and the Secured Party has agreed to purchase from the Company the 6% Senior Secured Debentures in the aggregate original principal amount of $8,000,000 (the "Debentures"). In connection therewith, Company shall issue to the Secured Party and the Secured Party shall acquire certain warrants to purchase Common Stock (the "Warrants") as set forth in the Purchase Agreement; and

        WHEREAS, in order to induce the Secured Party to purchase the Debentures and the Warrants, Company has agreed to execute and deliver to the Secured Party this Agreement for the benefit of the Secured Party and to grant to it a first priority security interest in certain property of Company to secure the prompt payment, performance and discharge in full of all of Company's obligations under the Debentures and exercise and discharge in full of Company's obligations under the Warrants.

        NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

        1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC shall have the respective meanings given such terms in Article 9 of the UCC.

            (a) "Collateral" means the collateral in which the Secured Party is granted a security interest by this Agreement and which shall include the following, whether presently owned or existing or hereafter acquired or coming into existence, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and




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accounts thereof,  including,  without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith:

                        (i) All Goods of the Company, including, without limitations, all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Company's businesses and all improvements thereto; and

                        (ii) All Inventory of the Company; and

                        (iii) All of the Company's  contract  rights and general
            intangibles, including, without limitation, all water contracts, partnership interests, stock or other securities, licenses, distribution and other agreements, computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, deposit accounts, and income tax refunds; and

                        (iv) All Accounts of the Company including all insurance
            proceeds, and rights to refunds or indemnification whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each Account, including any right of stoppage in transit;

                        (v) All of the Company's documents, instruments, chattel
            paper, investment property, deposit accounts, letter-of-credit rights, supporting obligations, files, records, books of account, business papers and computer programs and the products; and

                        (vi) To the extent not listed above, the proceeds of all
            of the foregoing Collateral set forth in clauses (i)-(v) above.

            (b)  "Company"   means,   collectively,   Company  and  all  of  the
subsidiaries of Company, a list of which is contained in Exhibit A, attached hereto.

            (c) "Material Adverse Effect" shall have the meaning set forth in the Purchase Agreement.

            (d) "Obligations" means all of the Company's obligations under this Agreement, the Purchase Agreement and the Debentures, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later decreased, created or incurred, and all or any portion of such



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obligations or liabilities  that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

            (e) "UCC" means the Uniform Commercial Code, as currently in effect in the State of Delaware.

        2. Grant of Security Interest. As an inducement for the Secured Party to purchase the Debentures and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Company hereby, pledges, grants and hypothecates to the Secured Party, a continuing first priority security interest in, a continuing lien upon, an unqualified right to possession and disposition of and a right of set-off against, in each case to the fullest extent permitted by law, all of the Company's right, title and interest of whatsoever kind and nature in and to the Collateral (the "Security Interest"). The Company shall take all such actions requested by the Secured Party so as to maintain the Security Interest as a valid and perfected first priority security interest in the Collateral in accordance with the terms and conditions of this Agreement.

        3. Representations, Warranties, Covenants and Agreements of the Company. The Company represents and warrants to, and covenants and agrees with, the Secured Party as follows:

            (a) The Company represents and warrants that it has no place of business or offices where its respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Exhibit B attached hereto.

            (b) The Company is the sole owner of the Collateral, free and clear from encumbrances, and is free from any other liens which would have a Material Adverse Effect and is fully authorized to grant the Security Interest in and to pledge the Collateral. Except for the financing statements filed pursuant to this Agreement, there is not on file with any governmental authority an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing covering or affecting any of the Collateral. So long as this Agreement shall be in effect, the Company shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument, except to the extent filed or recorded in favor of the Secured Party pursuant to the terms of this Agreement.

            (c) No part of the Collateral has been judged invalid or unenforceable. No written claim has been received that any Collateral or the Company's use of any Collateral violates the rights of any third party. There has been no adverse decision to the Company's claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Company's right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the Company's knowledge, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.



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            (d) The Company shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Exhibit B attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Party at least ten (10) days prior to such relocation, written notice of such relocation and the new location thereof (which must be within the United States).

            (e) The Company shall notify the Secured Party at least ten (10) days in advance of any change in the state of incorporation or formation or any change in the Company's name(s) and the Company shall provide evidence that appropriate financing statements and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of the Secured Party valid, perfected and continuing liens in the Collateral, to the extent the Security Interest in the Collateral can be perfected by making such filings.

            (f) This Agreement creates in favor of the Secured Party a valid security interest in the Collateral securing the payment and performance of the Obligations and, upon making the filings described in the immediately following sentence, a perfected security interest in such Collateral, to the extent the Security Interest in the Collateral can be perfected by making such filings. Except for the filing of financing statements on Form UCC-1 under the UCC with the jurisdictions indicated on Exhibit C, attached hereto, no authorization or approval of or filing with or notice to any governmental authority is required either (i) for the grant by the Company of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by the Company or (ii) for the perfection of or exercise by the Secured Party of its rights and remedies hereunder to the extent such rights and remedies with respect to the Collateral can be perfected by making such filings.

            (g) The Company shall take all such actions requested by the Secured Party so as to maintain the liens and Security Interest provided for hereunder as valid and perfected liens and security interests in the Collateral in favor of the Secured Party until this Agreement and the Security Interest hereunder shall terminate pursuant to Section 11. The Company hereby agrees to defend the same against any and all persons. The Company shall safeguard and protect all Collateral for the account of the Secured Party. At the request of the Secured Party, the Company will deliver to the Secured Party at any time or from time to time one or more Financing Statements pursuant to the UCC (or any other applicable statute) in form reasonably satisfactory to the Secured Party and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Party to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Company shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and the Company shall obtain and furnish to the Secured Party from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

            (h) The Company hereby authorizes the Secured Party to file any UCC financing or continuation statement without the signature of the Company to the extent permitted by applicable law, including, but not limited to, a filing of a Form UCC-1 financing statement with an "all assets" description for the Collateral description. The Company hereby ratifies



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any filing by the Secured Party of financing statements prior to the date hereof with respect to the Collateral. A carbon, photographic, facsimile or any reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

            (i) The Company will not sell, lease, transfer, or otherwise dispose of any of the Collateral or create, incur, assume or suffer to exist any lien upon any of the Collateral, except as otherwise permitted under the Purchase Agreement, without the prior written consent of the Secured Party.

            (j) The Company shall keep and preserve its Goods, Inventory and other tangible Collateral in good working order and condition in accordance with good business practices customary in the Company's industry reasonable wear and tear excepted and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

            (k) The Company shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Party promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a Material Adverse Effect on the value of the Collateral or on the Secured Party's security interest therein.

            (l) The Company shall promptly execute and deliver to the Secured Party such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Party may from time to time reasonably request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral including, without limitation, the execution and delivery of a separate security agreement with respect to the Company's intellectual property ("Intellectual Property Security Agreement") in which the Secured Party has been granted a security interest hereunder, substantially in a form acceptable to the Secured Party, which Intellectual Property Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof. Where Collateral is in the possession of a third party, the Company will join with the Secured Party in notifying the third party of the Secured Party's security interest and obtaining an acknowledgement from the third party that it is holding the Collateral for the benefit of the Secured Party as may be reasonably requested by the Secured Party. The Company will use reasonable efforts to cooperate with the Secured Party in obtaining control with respect to Collateral consisting of (i) deposit accounts; (ii) investment property; (iii) letter-of-credit rights; and (iv) electronic chattel paper.

            (m) The Company shall permit the Secured Party and its employees and agents to inspect the Collateral during regular business hours and upon at least twenty-four (24) hours prior written notice, and to make copies of records pertaining to the Collateral, all in accordance with the Purchase Agreement.

            (n) The Company will take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.



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            (o) The Company  shall  promptly,  and in any case,  in no less than five (5) days, notify the Secured Party in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Company that may have a Material Adverse Effect on the Collateral, the Security Interest or the rights and remedies of the Secured Party hereunder.

            (p) All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of the Company with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

            (q) Exhibit A attached hereto contains a list of all of the subsidiaries of Company. The Company shall notify the Secured Party as soon as practicable after acquiring or creating a new subsidiary, and cause such new subsidiary which is a domestic subsidiary to execute and deliver to the Secured Party joinders to this Agreement, any Intellectual Property Security Agreement, and any other documents as may be reasonably requested by the Secured Party in form and substance satisfactory to the Company to which such subsidiary shall grant a security interest to the Secured Party in its assets as additional Collateral for the Obligations.

        4. Defaults. The following events shall be "Events of Default":

            (a) The occurrence of an Event of Default as defined in and under the Debentures;

            (b) Any representation or warranty of the Company in this Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect and the subject of that breach of representation or warranty has a Material Adverse Effect (as defined in the Purchase Agreement) on or as the date made or deemed made;

            (c) The failure by the Company to observe or perform any of its obligations hereunder or in the Intellectual Property Security Agreement for fifteen (15) days after receipt by the Company of notice of such failure from the Secured Party; and

            (d) Any breach of, or default under, the Warrants or the Purchase Agreement.

        5. Duty To Hold In Trust. Upon the occurrence of any Event of Default and at any time thereafter, the Company shall, upon receipt by it of any revenue, income or other sums subject to the Security Interest, whether payable pursuant to the Debentures or otherwise, or of any check, draft, Debenture, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Party and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Party for application to the satisfaction of the Obligations.

        6. Rights and Remedies Upon Default. Upon occurrence of any Event of Default and at any time thereafter, the Secured Party shall have the right to exercise all of the remedies conferred hereunder and under the Debentures, and the Secured Party shall have all the rights and remedies of a secured party under the UCC and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any Collateral is then located). Without limitation, the Secured Party shall have the following rights and powers:



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            (a) The Secured Party shall have the right to take possession of the
Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Company shall assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the Company's premises or elsewhere, and make available to the Secured Party, without rent, all of the Company's respective premises and facilities for the purpose of the Secured Party taking possession of, removing or putting the Collateral in saleable or disposable form.

            (b) The Secured Party shall have the right to operate the business of the Company using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Party may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Company or right of redemption of the Company, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Party may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Company, which are hereby waived and released.

        7. Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys' fees and expenses incurred by the Secured Party in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to the Company any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party is legally entitled, the Company will be liable for the deficiency, together with interest thereon, at the rate of 12% per annum (the "Default Rate"), and the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency. To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Secured Party.

        8. Costs and Expenses. The Company agrees to pay all out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Party. The Company shall also pay all other claims and charges which in the reasonable opinion of the Secured Party might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein. The Company will also, upon demand, pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the



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enforcement of this Agreement,  (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Party under the Debentures. Until so paid, any fees payable hereunder shall be added to the principal amount of the Debentures and shall bear interest at the Default Rate.

        9. Responsibility for Collateral. The Company assumes all liabilities and responsibility in connection with all Collateral, and the obligations of the Company hereunder or under the Debentures and the Warrants shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.

        10. Security Interest Absolute. All rights of the Secured Party and all Obligations of the Company hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Purchase Agreement, the Debentures, the Warrants or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b)any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Purchase Agreement, the Debentures, the Warrants or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Company, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. The Company expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Company's obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Company waives all right to require the Secured Party to proceed against any other person or to apply any Collateral which the Secured Party may hold at any time, or to marshal assets, or to pursue any other remedy. The Company waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

        11. Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all payments under the Debentures have been made in full and all other Obligations have been paid or discharged, or earlier in the event that the Company (i) enters into a financing transaction which is conditioned upon the termination of this Agreement and the Security Interest and
(ii) in connection with such financing transaction, the Company or a third party delivers to the Secured Party an irrevocable non-transferable standby letter of credit, in



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form  reasonably  satisfactory  to the  Secured  Party,  issued  by a bona  fide financial institution reasonably satisfactory to the Secured Party in favor of the Secured Party in the amount of the then outstanding obligations under the Debentures, including principal, interest and all other amounts that may be due and owing pursuant to the Debentures. Upon such termination, the Secured Party, at the request and at the expense of the Company, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement and taking any and all other actions reasonably requested by the Company to terminate the Secured Party's Security Interest and release any and all Collateral.

        12. Power of Attorney; Further Assurances.

            (a) The Company authorizes the Secured Party, and does hereby make, constitute and appoint it, and its respective officers, agents, successors or assigns with full power of substitution, as the Company's true and lawful attorney-in-fact, with power, in its own name or in the name of the Company, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any Debentures, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Party; (ii) to sign and endorse any UCC financing statement or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and (v) generally, to do, at the option of the Secured Party, and at the Company's expense, at any time, or from time to time, all acts and things which the Secured Party deems reasonably necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement, the Purchase Agreement, the Debentures and the Warrants, all as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

            (b) On a continuing basis, the Company will make, execute, acknowledge, deliver, file and record, as the case may be, in the proper filing and recording places in any jurisdiction, including, without limitation, the jurisdictions indicated on Exhibit C, attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Party, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Party the grant or perfection of a security interest in all the Collateral.

            (c) The Company hereby irrevocably appoints the Secured Party as the
Company's attorney-in-fact so long as any of the Obligations shall be outstanding, with full authority in the place and stead of the Company and in the name of the Company, from time to time in the Secured Party's discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this

Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Company where permitted by law.

            13. Notices. All notices, requests, demands to or upon the respective parties hereto to be effective shall be in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of telecopy notice, when received, or, in the case of a nationally recognized courier service, one business day after delivery to such courier service, addressed as follows in the case of the Company and the Secured Party or to such other address as may be hereafter notified by the respective parties hereto and any future Secured Parties:

                  IF TO THE COMPANY:

                  Summus, Inc.
                  434 Fayetteville Street, Suite 600
                  Raleigh, North Carolina  27601
                  Attention: Chief Executive Officer
                  Telephone:        919-807-5600
                  Facsimile:        919-807-5601

                  With a copy to (which copy shall not constitute notice to the Company):

                  Summus, Inc.
                  434 Fayetteville Street, Suite 600
                  Raleigh, North Carolina  27601
                  Attention:  General Counsel
                  Telephone:        919-807-5600
                  Facsimile:        919-807-5601

                  IF TO THE SECURED PARTY:

                  At  the  address  set  forth  on  Exhibit  A to  the  Purchase
Agreement.

                  With a copy to (which copy shall not constitute notice to the Secured Party):

                  At  the  address  set  forth  on  Exhibit  A to  the  Purchase
Agreement.

        14. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Party shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Party's rights and remedies hereunder.

        15. Miscellaneous.

            (a) No course of dealing between the Company and the Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the Debentures shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            (b) All of the rights and remedies of the Secured Party with respect to the Collateral, whether established hereby or by the Debentures or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

            (c) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

            (d) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            (e) No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

            (f) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns; provided that, (i) the Company may without the Secured Party's consent assign this Agreement in connection with a reincorporation of the Company in another jurisdiction and (ii) the Secured Party may assign any rights or obligations hereunder, in whole or in part, upon its assignment of any of its rights under the Debentures.

            (g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

            (h) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PRINCIPLES EXCEPT TO THE EXTENT THAT MANDATORY CHOICE OF LAW RULES UNDER THE UCC RESULTS IN THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY DELAWARE STATE OR UNITED STATES

FEDERAL COURT SITTING IN DELAWARE OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH DELAWARE STATE OR FEDERAL COURT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE PARTIES HERETO FURTHER WAIVE ANY OBJECTION TO VENUE IN THE STATE OF DELAWARE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN THE STATE OF DELAWARE ON THE BASIS OF FORUM NON CONVENIENS.

            (i) EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY HAS KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHTS TO A JURY TRIAL
FOLLOWING  SUCH  CONSULTATION.   THIS  WAIVER  IS  IRREVOCABLE,   MEANING  THAT,
NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS AND SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF A LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

            (j) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.


                                 SUMMUS, INC.



                                 By:   /s/ Gary E. Ban
                                      ------------------------------------------
                                       Gary E. Ban
                                       Chief Executive Officer



                                 RHP MASTER FUND, LTD.
                                 By:   Rock Hill Investment Management, L.P.
                                       By:  RHP General Partner, LLC




                                 By:   /s/ Keith S. Marlowe
                                      ------------------------------------------
                                       Keith S. Marlowe
                                       Director




                                 LAP SUMMUS HOLDINGS, LLC



                                 By:    /s/ David J. Berkman
                                      ------------------------------------------
                                       David J. Berkman
                                       Managing Partner

                                    EXHIBIT A
                           SUBSIDIARIES OF THE COMPANY



None

                                    EXHIBIT B
                              COLLATERAL LOCATIONS



434 Fayetteville Street, Suite 600
Raleigh, North Carolina  27601

                                    EXHIBIT C
                JURISDICTIONS FOR FILING OF FINANCING STATEMENTS



Delaware